SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 7, 2016 (August 26, 2016)

MIX 1 LIFE, INC.
(Exact name of registrant as specified in its charter)

Nevada	333-170091	68-0678499
(State or other jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification Number)

10575 N. 114th Suite 103

Scottsdale, AZ 85259

Tel. (480) 344-7770

(Address and Telephone Number of Principal Executive Offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

MIX 1 LIFE, INC.

Form 8-K

Current Report

ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On August 26, 2016, Mix 1 Life, Inc., a Nevada corporation (the “Company”) and BrandMark Products, Inc., a Delaware corporation (“BMP”), entered into an amended Letter of Intent (“Amended LOI”) to acquire One Hundred Percent (100%) of BMP’s interest in their brand assets, including all of BMP’s distribution and manufacturing contracts, for an aggregate purchase price of Ten Million (10,000,000) restricted shares of common stock of the Company (the “Purchase Price”). This Amended LOI revises the original Letter of Intent filed with the Securities and Exchange Commission on April 28, 2016.

BrandMark Products Inc. (BrandMark) focuses on the purchase of licensing rights of major brands. The BrandMark business model is to build a diverse portfolio of high quality, competitively priced food brands with annualized target revenues between $25 million and $50 million for “each brand” license. The business strategy is ‘Brand Extension”, (collectively, shall be referred to hereinafter as the "Brand Assets").

The Company will acquire One Hundred Percent (100%) of BMP’s interest in the Brand Assets for an aggregate purchase price of Ten Million (10,000,000) restricted shares of common stock of the Company (the “Purchase Price”). The Company will purchase all rights to distribute and commercialize the Brand Assets globally. Closing of the Asset Purchase Agreement is scheduled for September 30, 2016.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS

(a) Financial Statements.

(d) Exhibits. The following exhibits are either filed as a part hereof or are incorporated by reference. Exhibit numbers correspond to the numbering system in Item 601 of Regulation S-K.

Exhibit
Number	Description of Exhibit
2.01	Letter of Intent by and among the Company and BrandMark Products, Inc., dated August 26, 2016 (1)

_______

(1)	Filed herewith.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MIX 1 LIFE, INC.

Date: September 7, 2016	By:	/s/ Cameron Robb
Cameron Robb
Chief Executive Officer

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